PRESS RELEASE

Industrial Services of America, Inc. Reports Year-End and Fourth Quarter Results

Industrial Services of America, Inc. IDSA, a leading provider of logistic management services, equipment and processes for waste, recyclable commodities and other materials, announced audited financial results for the year and fourth quarter ending December 31, 2004. A complete report is available in the Company's Form 10-K, which is available for review at the Securities and Exchange Commission web site, http://www.sec.gov/edgar/searchedgar/companysearch.html

Financial Highlights:

-- Total revenues for the fiscal year of 2004 were $139.6 million compared with total revenues for the fiscal year of 2003 of $118.5 million.

-- Net income for the fiscal year of 2004 was $1,497,194 (basic earnings of 43 cents per share and diluted earnings of 42 cents per share) compared with net income of $668,406 (basic and diluted earnings of 21 cents per share) for fiscal year of 2003.

-- Year-to-date EBITDA for the fiscal year of 2004 was $4.2 million compared with EBITDA of $3.1 million for the fiscal year of 2003.

-- Total revenues for the fourth quarter of 2004 were $32.5 million compared with total revenues for the fourth quarter of 2003 of $31.1 million.

-- Net income for the fourth quarter of 2004 was $254,633 (basic and diluted earnings of 7 cents per share) compared with net income of $280,717 (basic and diluted earnings of 9 cents per share) for the fourth quarter of 2003.

-- EBITDA for the fourth quarter of 2004 was $865,460 compared with EBITDA of $914,467 in the fourth quarter of 2003.

-- Long-term debt was reduced $2,762,908 to $1,000,000 as of December 31, 2004 compared to $3,762,908 as of December 31, 2003.

ISA Management's Comments

We are pleased to announce that each of the past two fourth quarters have been profitable. We have now recorded seven consecutive profitable quarters, allowing us to reduce our long-term debt by $2,762,908 to a carrying amount as of December 31, 2004 of $1,000,000.

Earnings for the fourth quarter of 2004 were affected by a 25% decrease in shipments of ferrous and nonferrous material during the fourth quarter of 2004 compared to the same period last year due to the traditional shutdown of mills that purchase our products during the month of December. During December of 2003, these mills did not shut down and were accepting shipments due to the demand of the overseas markets. Severe weather in the Midwest was also a factor in the decrease of our shipments.

In the fourth quarter of 2004, the net income amount of $254,633 (basic and diluted earnings of 7 cents per share) is $127,302 more than the net income amount of $127,331 (basic and diluted earnings of 4 cents per share) previously reported in our press release dated February 10, 2005. This is due to a permanent tax benefit related to the exercise of non-employee options that was inadvertently recorded as a reduction to income tax expense in the second quarter. After further review, we have determined that the tax benefit should instead be reported as an increase to additional paid in capital. The additional income tax expense of $127,302 has been reclassified from the fourth quarter to the second quarter of 2004. The following table shows selected quarterly unaudited financial data after the reclassification for the year 2004.

	1st	2nd	3rd	4th
Revenue	$34,764,205	$34,054,273	$ 38,223,906	$32,545,692
Income before other
income (expense)	803,300	613,084	798,076	423,433
Net income	449,284	363,693	429,584	254,633
Basic earnings per share	0.14	0.10	0.12	0.07
Diluted earnings per share	0.13	0.10	0.12	0.07

Industrial Services of America, Inc., is a Louisville, Ky.-based logistic management services company that offers total package waste and recycling management services to commercial, industrial and logistic customers nationwide, as well as providing recycling and scrap processing and waste handling equipment sales and service. ISA also actively participates in international markets, exporting non-ferrous metals and other recyclable materials. Additional information is available at www.isa-inc.com.

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results. Specific risks include varying demand for waste managing systems, equipment and services, competitive pressures in the waste managing systems and equipment, competitive pressures in the waste managing business and fluctuations in the price of recycled materials. Further information on factors that could affect the Company's results is detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to the forward-looking statements.

FINANCIAL RESULTS AND
SUPPLEMENTAL FINANCIAL INFORMATION
FOLLOW

INDUSTRIAL SERVICES OF AMERICA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS Years ended December 31, 2004 and 2003

____________________________________________________________________________________________

	2004	2003

Revenue from services	$ 93,275,079	$ 88,056,323
Revenue from product sales	46,312,997	30,437,671
Total Revenue	139,588,076	118,493,994

Cost of goods sold for services	89,443,927	83,932,014
Cost of goods sold for product sales	41,942,233	27,820,992
Total Cost of goods sold	131,386,160	111,753,006

Selling, general and administrative	5,564,023	5,427,428

Income before other income (expense)	2,637,893	1,313,560

Other income (expense)
Interest expense	(191,586)	(306,261)
Interest income	56,783	49,834
Gain (loss) on sale of assets	(15,727)	4,015
Other income (expense), net	21,832	(14,789)
	(128,698)	(267,201)

Income before income taxes	2,509,195	1,046,359

Income tax provision	1,012,001	377,953

Net income	$ 1,497,194	$ 668,406

Basic earnings per share	$ .43	$ .21

Diluted earnings per share	$ .42	$ .21

INDUSTRIAL SERVICES OF AMERICA, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS Three Months ended December 31, 2004 and 2003

____________________________________________________________________________________________
	Unaudited	Unaudited
	2004	2003

Revenue from services	$ 21,888,720	$ 22,532,082
Revenue from product sales	10,656,972	8,581,407
Total Revenue	32,545,692	31,113,489

Cost of goods sold for services	20,888,970	21,791,815
Cost of goods sold for product sales	9,824,745	7,848,074
Total Cost of goods sold	30,713,715	29,639,889

Selling, general and administrative	1,408,544	1,180,858

Income before other income (expense)	423,433	292,742

Other income (expense)
Interest expense	(45,772)	(97,071)
Interest income	18,762	7,137
Gain (loss) on sale of assets	(3,795)	3,440
Other income, net	16,504	193,963
	(14,301)	107,469

Income before income taxes	409,132	400,211

Income tax provision	154,499	119,494

Net income	$ 254,633	$ 280,717

Basic earnings per share	$ .07	$ .09

Diluted earnings per share	$ .07	$ .09

Industrial Services of America, Inc.
Supplemental Financial Information

Reconciliation of EBITDA (1):

	Three months ending Dec 31,		Year ending Dec 31,
	2004	2003	2004	2003

Net Income	254,633	280,717	1,497,194	668,406
Interest expense	45,772	97,071	191,586	306,261
Income tax expense	154,499	119,494	1,012,001	377,953
Depreciation	410,556	417,185	1,538,161	1,698,219
Amortization	-	-	-	51,180
EBITDA (1)	865,460	914,467	4,238,942	3,102,019

(1)

EBITDA is calculated by the Company as net income before interest expense, income tax expense, depreciation and amortization. The Company uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. This non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, we believe the EBITDA calculation provides additional information to investors and debt holders due to the fact that tax credits, tax rates and other tax related items vary by company. Additionally, years of service for fixed assets and amortizable assets are based on company judgment. Finally, companies have several ways of raising capital which can affect interest expense. We believe the presentation of EBITDA provides a meaningful measure of performance exclusive of these unique items.

Contact Information: Industrial Services of America, Inc., Louisville Harry Kletter or Alan Schroering, 502-366-3452 hklet@isa-inc.com or aschroering@isa-inc.com http://www.isa-inc.com/